Exhibit 31.2
SECTION 302 CFO CERTIFICATION
I, C. Timothy Trenary, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Commercial Vehicle Group, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 15, 2016

/s/ C. Timothy Trenary
C. Timothy Trenary Chief Financial Officer (Principal Financial Officer)